Exhibit 10.1

HAAGENTI MASTER SERVICES AGREEMENT

Formerly known as Consultants Ars Informatica S.A.R.F

CONSULTANTS ARS INFORMATICA S.A.R.F (“CAI”) MASTER SERVICES AGREEMENT (“MSA”)

GENERAL TERMS AND CONDITIONS

1.     DEFINITIONS

Unless otherwise specified, capitalized terms used in this Agreement will have the meanings attributed to them in this Section 1 or in the Services Order in which such term appears.

      “Affiliate” means with respect to any entity, any other entity which directly or indirectly controls, is controlled by or is under common control with such entity.

      “Confidential Information” means material, data, systems and other information concerning the operation, business, projections, market goals, financial affairs, products, services, customers and Intellectual Property Rights of the other Party that may not be accessible or known to the general public. Confidential Information shall include, but not be limited to, the terms of this Agreement, and any information which concerns technical details of operation of any of CAI’s Services, Software or Hardware offered or provided hereunder.

      “Hardware” means any hardware provided to Customer under any Services Order or SOW issued hereunder.

      “Intellectual Property Rights” means any and all now known or hereafter existing rights associated with intangible property, including but not limited to registered and unregistered, United States and foreign copyrights, trade dress, trade names, corporate names, logos, inventions, patents, patent applications, software, know-how and all other intellectual property and proprietary rights (of every kind and nature throughout the universe and however designated).

      “Services Order” means an agreement or order form executed by the Parties hereunder for purposes of ordering Services.

      “Service Period”means, with respect to each Service, the period for which fees are assessed, as specified in the applicable Services Order.

      “Services” means the CAI services to be provided to Customer under any Services Order or SOW issued hereunder.

      “Software” means any software owned or licensed by CAI and provided to Customer under any Services Order or SOW issued hereunder, whether stand alone, or as incorporated in Hardware, including any APIs, guides, or documentation provided therewith.

      “Statement of Work” or "SOW” means any statement of work issued by CAI pursuant to this Agreement and signed by both CAI and Customer.

2.     RIGHTS AND OBLIGATIONS

     (a)      Purchase and Provision of Services. All Services, Software and/or Hardware to be provided by CAI hereunder shall be purchased or licensed under a Services Order and/or SOW. All signed Services Orders and SOWs are subject to the terms and conditions of this Agreement. Upon the request of CAI, Customer will provide CAI with an internal purchase order or reference number for invoicing purposes.

     (b)      Installation and Configuration. The Services are exclusive of Software or Hardware installation and/or system configuration services except to the extent expressly provided in a Services Order and/or SOW (collectively, “Installation Services”). Any professional services work in addition to or separate from Installation Services (“Additional Professional Consulting Services”) may be provided at CAI’s then current rates under a SOW to be agreed upon by the Parties.

     (c)      Fees and Payment Terms. Customer shall pay CAI as specified in the applicable Service Order or SOW without deduction, setoff or delay for any reason, including circumstances arising under any other Service Order or SOW hereunder. Such payment shall be made: (i) in U.S. Dollars, (ii) within thirty (30) days from the invoice date, and (iii) in accordance with the terms of the invoice. All fees paid are non-refundable. Beginning the day after the due date of the invoice, interest shall be due and payable by Customer at the rate of one and one-half percent (1.5%) per month or the highest rate allowed by law, whichever is less, on any portion of the invoice which has not been paid.

      (d)     Taxes. The fees stated are exclusive of tax. All taxes, duties, fees and other governmental charges of any kind (including sales, services, use, and value-added taxes, but excluding taxes based on the net income of CAI) which are imposed by or under the authority of any government or any political subdivision thereof on the fees for any of the Services, Software and/or Hardware shall be borne by Customer and shall not be considered a part of, a deduction from or an offset against such fees. All payments due to CAI shall be made without any deduction or withholding on account of any tax, duty, charge or penalty except as required by law in which case the sum payable by Customer in respect of which such deduction or withholding is to be made shall be increased to the extent necessary to ensure that, after making such deduction or withholding, CAI receives and retains (free from any liability in respect thereof) a net sum equal to the sum it would have received but for such deduction or withholding being required.

     (e)      Publicity. Any and all press releases and other public announcements relating to the existence or terms of this Agreement or the related transactions between CAI and Customer must be approved in advance by the Parties in writing.

3.     GRANT OF LICENSE

In exchange for the payment by Customer of fees hereunder, CAI grants to Customer a limited, non-exclusive, non-transferable, non-sublicenseable license to use any Software provided hereunder in object code form on systems under Customer’s control solely in connection with Customer’s use of the Service for which such copy was provided and sold in accordance with the applicable instructions or documentation and any end-user license restrictions, if applicable. Customer is expressly prohibited from copying, sublicensing, selling, renting, leasing or otherwise distributing copies of the Software, or permitting either direct or indirect use of the Software by any third party. Customer agrees not to modify, disassemble, decompile, reverse engineer, create derivative works of, or make any other attempt to discover or obtain the source code for the Software. In the event any modifications are made to the Software by anyone other than CAI or its authorized subcontractors (excluding Customer), any and all warranties with respect to the Software shall immediately terminate. Notwithstanding the foregoing, the license rights set forth above may be limited with respect to particular Software in the manner set forth in any applicable Service Order or SOW. Notwithstanding the foregoing, it is expressly acknowledged that the Provider makes extensive use of open source software to provide its Services and nothing herein shall be construed to purport to grant any rights to Provider or TLXT inconsistent with the license(s) under which such open source software may be used. Where the provisions of the license(s) applicable to any of the Services, or portions thereof, conflict with any other intellectual property rights outlined in this Agreement, the terms of the other license(s) shall prevail.

4.     PROPRIETARY RIGHTS

Except as otherwise expressly set forth in a Service Order or SOW, Customer acknowledges that CAI and its licensors retain all Intellectual Property Rights and title in and to all of their Confidential Information or other proprietary information, products, services, and the ideas, concepts, techniques, inventions, processes, software or works of authorship developed, embodied in, or practiced in connection with the Services provided by CAI hereunder, including without limitation all modifications, enhancements, derivative works, configurations, translations, upgrades, and interfaces thereto (all of the foregoing “CAI Works”). The CAI Works do not include Customer’s preexisting hardware, software, or networks. Except as otherwise expressly provided herein (or in a Service Order or SOW issued hereunder, subject to Section 9(c)), nothing in this Agreement shall create any right of ownership or license in and to the other Party’s Intellectual Property Rights, and each Party shall continue to independently own and maintain its Intellectual Property Rights.

5.     CONFIDENTIAL INFORMATION

The Parties acknowledge that by reason of their relationship under this Agreement, they may have access to and acquire Confidential Information of the other Party. Each Party receiving Confidential Information (the “Receiving Party”) agrees to maintain all such Confidential Information received from the other Party (the “Disclosing Party”), both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the Disclosing Party; provided, however, that the Receiving Party may disclose the terms of this Agreement to its legal and business advisors if such third parties agree to maintain the confidentiality of such Confidential Information under terms no less restrictive than those set forth herein. The Receiving Party further agrees to use the Confidential Information only for the purpose of performing this Agreement. Notwithstanding the foregoing, the obligations set forth herein shall not apply to Confidential Information which: (i) is or becomes a matter of public knowledge through no fault of or action by the Receiving Party; (ii) was lawfully in the Receiving Party’s possession prior to disclosure by the Disclosing Party; (iii) subsequent to disclosure, is rightfully obtained by the Receiving Party from a third party who is lawfully in possession of such Confidential Information without restriction; (iv) is independently developed by the Receiving Party without resort to the Confidential Information; or (v) is required by law or judicial order, provided that the Receiving Party shall give the Disclosing Party prompt written notice of such required disclosure in order to afford the Disclosing Party an opportunity to seek a protective order or other legal remedy to prevent the disclosure, and shall reasonably cooperate with the Disclosing Party’s efforts to secure such a protective order or other legal remedy to prevent the disclosure. In addition, CAI’s treatment of any Customer information collected through the CAI website will be in accordance with CAI’s published Privacy Statement.

6     .REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION

     (a)      Customer’s Representations and Warranties. Customer represents and warrants that (i) it has the corporate power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; and (ii) will not make any unauthorized representation or warranty to any third party relating to any Services, Software or Hardware.

     (b)      CAI’s Representations and Warranties. CAI represents and warrants that it has the corporate power and authority to enter into this Agreement and to fully perform its obligations under this Agreement.

     (c)      Indemnification. Each party hereto (the “Indemnitor”) agrees to, and shall, indemnify, defend and hold harmless the other party hereto (the “Indemnitee”), and its directors, shareholders, officers, agents, employees, successors and assigns from any and all third party claims, suits, proceedings, judgments, damages, and costs (including reasonable attorneys’ fees and expenses) arising from, in connection with or related in any way to, directly or indirectly, (i) the Indemnitor’s material breach of any representation or warranty of the Indemnitor specifically identified as such in a Services Order or as specified in Sections 6(a) or 6(b) of this Agreement, (ii) the gross negligence or willful misconduct of the Indemnitor, its employees, agents, or contractors in the performance of this Agreement, and (iii) solely with respect to CAI’s indemnification of Customer, and subject to CAI’s rights under Section 6(d), any alleged infringement of any United States patent, copyright or trade secret by the unmodified Services, Software or Hardware as delivered by CAI (excluding any open source components or third party specifications). The Indemnitee shall promptly notify the Indemnitor of any such claim, and the Indemnitor shall bear full responsibility for the defense of such claim (including any settlements); provided however, that: (1) the Indemnitor shall keep the Indemnitee informed of, and consult with the Indemnitee in connection with the progress of such litigation or settlement; (2) the Indemnitor shall not have any right, without the Indemnitee’s written consent, which consent shall not be unreasonably withheld, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of the Indemnitee, or requires any specific performance or non-pecuniary remedy by the Indemnitee; and (3) the Indemnitee shall have the right to participate in the defense of a claim with counsel of its choice at its own expense.

     (d)      CAI Options Related to Intellectual Property Infringement Claims. In the event of any claim, suit, or proceeding subject to Section 6(c)(iii) above, CAI shall have the right, at its sole option, to obtain the right to continue use of the affected Services, Software or Hardware or to replace or modify the affected Services, Software or Hardware so that they may be provided by CAI and used by Customer without infringement of third party United States patent, copyright or trade secret rights. If neither of the foregoing options is available to CAI on a commercially reasonable basis, CAI may terminate the applicable Services Order immediately upon written notice to Customer, and within thirty (30) days after such termination shall pay Customer a termination fee equal to the prorated portion of any fees (excluding installation and any other non-recurring fees) paid in advance by Customer commensurate with the remaining portion of the Service Period for which such fees were paid. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE RIGHTS AND REMEDIES SET FORTH IN SECTIONS 6(c)(iii) AND 6(d) CONSTITUTE THE ENTIRE OBLIGATION OF CAI AND THE EXCLUSIVE REMEDIES OF CUSTOMER WITH RESPECT TO THE SUBJECT MATTER THEREOF.

7.      TERM AND TERMINATION

     (a)      Term and Renewal. This Agreement (excluding Services Orders or SOWs hereunder) (“MSA”) will commence as of the Effective Date and will continue until terminated in accordance with this Section 7. Each Services Order or SOW hereunder will commence on the effective date identified therein and continue for the period identified therein (“Initial Term”) unless terminated earlier as set forth below. Following expiration of the Initial Term, Services Orders will automatically renew for successive one (1) year terms (each a “Renewal Term”) unless either Party provides written notice to the other Party at least sixty (60) days prior to the commencement of a Renewal Term of its intent to avoid such Renewal Term. The Initial Term and any Renewal Terms of a Services Order are collectively referred to as the “Term.” The termination of any Services Order or SOW shall not modify the term of this MSA or any other Services Order or SOW. The termination of this MSA shall immediately terminate any and all Services Orders and SOWs executed hereunder. The terms and conditions applicable to any Renewal Term(s) will be the same as those in effect for the immediately preceding portion of the Term; provided, however, that CAI may increase fees for any Renewal Term by providing written notice of such increase to Customer at least ninety (90) days prior to the commencement of such Renewal Term.

     (b)      Termination for Default. In the event of a material breach of this MSA or any Services Order or SOW (excluding any breaches for which an exclusive remedy is expressly provided), the non-breaching Party may terminate the breached MSA, Services Order, or SOW, as applicable, if such breach is not cured within thirty (30) days after written notice thereof.

     (c)      Termination for Insolvency. Each Party may terminate this MSA or any Services Order or SOW, effective immediately upon written notice, should the other Party hereto (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings, or have proceedings instituted against it, seeking relief or reorganization under any laws relating to bankruptcy or insolvency; (iv) have a court of competent jurisdiction appoint a receiver, liquidator, or trustee over all or substantially all of such Party’s property or provide for the liquidation of such Party’s property or business affairs.

     (d)      Termination with notice. In the event that TLXT would like to terminate the Services supplied by Provider for circumstances unrelated to those identified in subsections 5(a), 5(b) and 5(c), TLXT must provide to Provider a minimum of 90 days written notice of its intention to terminate this Agreement;

     (e)      Survival of Terms. Any payment obligations which accrued prior to termination or expiration of this MSA or any Services Order or SOW, Sections 1, 2(d), 2(e), 4, 5, 6(c), 6(d), 7(d), 8, and 9 of the MSA, and any section of a Service Order titled “Disclaimer”, “Limitation of Liability”, or an equivalent thereof, as applicable, shall survive the expiration or termination of this MSA or any Services Order or SOW.

8.     LIMITATION OF LIABILITY

THE PARTIES AGREE THAT, EXCEPT FOR AMOUNTS PAYABLE FOR BREACH OF SECTION 3 OR 5, CLAIMS ARISING UNDER SECTION 6(C), ANY AMOUNTS OWING UNDER SECTION 2(C), OR AS OTHERWISE SET FORTH IN A SERVICES ORDER: (A) A PARTY’S ENTIRE LIABILITY AND EXCLUSIVE REMEDY WITH RESPECT TO ANY CLAIM ARISING OUT OF OR RELATED TO THIS MSA OR ANY SERVICES ORDER OR SOW ISSUED HEREUNDER IS LIMITED TO THE AMOUNTS PAID OR PAYABLE BY CUSTOMER TO CAI FOR THE IMMEDIATELY PRECEEDING THREE (3) MONTH PERIOD FOR THE SERVICES, SOFTWARE AND/OR HARDWARE GIVING RISE TO THE CLAIM; PROVIDED, HOWEVER, THAT UNDER NO CIRCUMSTANCES SHALL THE SAME ACT, OMMISSION OR EVENT GIVE RISE TO DAMAGES UNDER BOTH THIS MSA AND A SERVICES ORDER OR SOW, (B) A PARTY’S AGGREGATE LIABILITY FOR ALL CLAIMS UNDER THIS AGREEMENT IN ANY CONTRACT YEAR (A) FOR EACH SUBSEQUENT CONTRACT YEAR, TWO TIMES THE AMOUNTS PAID OR PAYABLE DURING THE PRIOR CONTRACT YEAR; AND (B) NEITHER PARTY WILL BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUES, WHETHER FORESEEABLE OR UNFORESEEABLE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THIS AGREEMENT, THE SERVICES, SOFTWARE, OR HARDWARE, OR ANY EXPRESS OR IMPLIED WARRANTY, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT. EXCEPT FOR THE EXPRESS LIMITED WARRANTIES CONTAINED IN SECTION 6 OR AN APPLICABLE SERVICE ORDER OR SOW, CAI DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTION OF CUSTOMER REQUIREMENTS, NON-INFRINGEMENT, AND ANY WARRANTY ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE. NOTWITHSTANDING THE FOREGOING, A PARTY’S LIABILITY SHALL NOT BE LIMITED UNDER THIS SECTION 8 IN CASES OF PERSONAL INJURY OR DEATH ARISING FROM A PARTY’S NEGLIGENCE.

9.      GENERAL PROVISIONS

     (a)      Notices. All notices shall be in writing and addressed to the Party to be served at the respective addresses set forth in the Services Order, SOW, or on the cover page of this Agreement, as applicable. Any such notice may be served personally or by certified mail (postage prepaid), internationally commercially recognized overnight delivery service (such as Federal Express or DHL), or courier. Notice shall be deemed served upon personal delivery or delivery by courier, upon the second business day after the date sent for notices sent via overnight delivery, or upon the fifth business day after the date sent for notices sent via certified mail. Either Party may change the address to which notices are to be delivered by written notice (excluding email) to the other Party. Notices to CAI shall be addressed to the General Counsel.

     (b)      Entire Agreement. This Agreement (including any Services Orders or SOW(s) executed hereunder), any schedules or exhibits hereto, and any end user license terms, where applicable, constitute the entire understanding and agreement between CAI and Customer with respect to any Software, Hardware and/or Services ordered hereunder, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement or communication relating thereto.

     (c)      Amendments and Waiver. Any term or provision of this Agreement (including any Services Order or SOW) may be amended, and the observance of any term of this Agreement may be waived, only by a writing in the form of a non-electronic record referencing this Agreement and signed by the Parties to be bound thereby, and this Agreement may not be modified or extended solely by submission of a purchase order or similar instrument referencing this Agreement. No SOW which is not explicitly identified as an amendment to Section 4 of this Agreement shall be construed to create any Intellectual Property Right(s) of Customer or any third-party.

     (d)      Force Majeure. Neither Party shall be deemed in default hereunder, nor shall it hold the other Party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder (excluding payment obligations) due to earthquake, flood, fire, storm, natural disaster, act of God, war, terrorism, armed conflict, labor strike, lockout, boycott or other similar events beyond the reasonable control of such Party, provided that the Party relying upon this provision: (i) gives prompt written notice thereof, and (ii) takes all steps reasonably necessary to mitigate the effects of the force majeure event; provided further, that in the event a force majeure event extends for a period in excess of thirty (30) days in the aggregate, either Party may immediately terminate this Agreement upon written notice.

      (e)     Severability. In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained shall not, in any way, be affected or impaired thereby.

     (f)      Compliance with Law, Export Requirements, and Foreign Reshipment Liability. Each Party agrees that it shall comply with all applicable federal, state and local laws, regulations, and export requirements in connection with its performance under this Agreement. Regardless of any disclosure made by Customer to CAI of an ultimate destination of the Software, Hardware, or technical data acquired from CAI and, notwithstanding anything contained in this Agreement to the contrary, Customer will not modify, export, or re-export, either directly or indirectly, any Software, Hardware, or technical data, or portions thereof, without first obtaining any and all necessary licenses from the United States government or agencies thereof or any other country that requires an export license or other governmental approval at the time of modification, export, or re-export. CAI shall have the right to suspend performance of any of its obligations under this Agreement, without any prior notice being required and without any liability to Customer if Customer fails to comply with this provision..

     (g)      Assignment. Neither Party may assign or transfer this Agreement or any obligation hereunder without the prior written approval of the other Party, except that, upon written notice, a Party may assign or transfer to an entity acquiring all or substantially all of the assets of that Party, whether by acquisition of assets or shares, or by merger or consolidation. Any assignment in violation of this Section 9(g) shall be void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

     (h)      Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative, joint venturer, or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. Each Party shall bear its own costs and expenses in performing this Agreement.

     (i)      Governing Law. The Parties agree that this Agreement, and any disputes arising out of or related to this Agreement, shall be governed by, construed, and enforced in all respects in accordance with the laws of the State of Delaware.

     (j)      Third Party Beneficiaries. No provisions of this Agreement are intended nor shall be interpreted to provide or create any third party beneficiary rights or any other rights of any kind in any other party.

     (k)      Order of Precedence. In the event of a conflict between this MSA and any Service Order, the terms of the Service Order shall govern, but only in regard to the specific Service provided under that Service Order.

     (l)      English Version. In the event this Agreement is translated in any language other than the English language, then in the event of a conflict between the English language version and the translated version, the English language version shall prevail in all respects.

CAI Master Services Agreement

CUSTOMER
Name:            Telemetrix, Inc.
Address:       7105 La Vista Place
                       Longmont, CO 80503

CUSTOMER PRINCIPAL CONTACT
Name:           Allister Clisham
Title:             Vice President of Operations
Phone:           +1-303-459-7718
Email:           clisham@tlxt.net

CAI PRINCIPAL CONTACT Name:
Title:
Phone:
Email:           egeise@Haagenti.com

EFFECTIVE DATE: October 12, 2006

THIS HAAGENTI MASTER SERVICES AGREEMENT (THE “AGREEMENT”) IS MADE AND ENTERED INTO AS OF THE EFFECTIVE DATE IDENTIFIED ABOVE BY AND BETWEEN CAI, INC. AND ANY AFFILIATE THEREOF THAT IS DIRECTLY OR INDIRECTLY INVOLVED WITH THE PROVISION OF ANY SERVICES, SOFTWARE, OR HARDWARE HEREUNDER (COLLECTIVELY “CAI”), AND THE COMPANY IDENTIFIED ABOVE AND ANY AFFILIATE THEREOF THAT EXECUTES A SERVICE ORDER HERUNDER (COLLECTIVELY “CUSTOER”), AND CONSISTS OF THE ATTACHED GEMERA; TER,S AMD CPMDOTOPMS AMD A;; SERVOCES PRDERS PR STATE,EMTS PF WRPL ATTACJED JERTP PR SIBSEQIEMT;USOGMED BY THE PARTIES. IF NO EFFECTIVE DATE IS INDICATED ABOVE, THE EFFECTIVE DATE IS THE DATE SIGNED BY BOTH PARTIES. CAI AND CUSTOMER MAY ALSO BE REFERRED TO INDIVIDUALLY AS A “PARTY” OR COLLECTIVELY AS THE “PARTIES” THROUGH THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

Consultants Ars Informatica, S.A.R.F	Telemetrix Inc.
By: /s/ Stacey Belding for William Waites	By: /s/ Larry Becker
Name: Stacey Belding for William Waites	Name: Larry Becker
Title: Lawful Attorney for the said William Waites,	Title: Authorized Representative
Date: October 12, 2006	Date: October 11. 2006

POSTPAID BILLING AND PROVISIONING SERVICES ORDER

THIS SERVICES ORDER (“Services Order”) is entered into by and between Consultants Ars Informatica S.A.R.F, a Canadian corporation, (“CAI”) and Telemetrix, Inc. (“Customer”), a Delaware corporation, as of the date specified (“Effective Date”). CAI and Customer may each also be referred to individually as a “Party” or collectively as the “Parties” throughout this Services Order.

For and in consideration of the mutual promises, benefits, and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, CAI and Customer hereby agree as follows:

1.      CAI MASTER SERVICES AGREEMENT

The Parties acknowledge and agree that this Services Order is entered into in accordance with and subject to that certain CAI Master Services Agreement No. (the “MSA”).

2.     DEFINITIONS

Unless otherwise specified, capitalized terms used in this Services Order shall have the meanings set forth below. All defined terms used herein and not otherwise defined shall have the meaning set forth in the MSA.

“GPRS” stands for General Packet Radio Service.

"LAN” stands for Local Area Network.

"WAN” stands for Wide Area Network.

3.      SERVICES

(a)      Services Description. Subject to Customer meeting all of its obligations hereunder, CAI shall provide Customer with the Services, as described in Exhibit A.

(b)      Cooperation and Access. Customer shall provide reasonable access, cooperation, and anything else necessary to allow CAI to provide the Services.

4.     FEES

Customer shall pay to CAI fees for the Services as set forth in Exhibit B, and in accordance with the MSA.

5.      SUPPORT

CAI shall provide to Customer support for the Services as set forth in Exhibit C.

6.     TERM

(a)      Term. The term of this Services Order will commence on the Effective Date and will terminate on the December 31st next occurring more than three (3) years after the Effective Date (“Initial Term”) unless earlier terminated as set forth herein. After the Initial Term, this Services Order shall automatically be renewed for successive one (1) year terms (each a “Renewal Term”) unless otherwise terminated as set forth herein. The Initial Term and all Renewal Terms shall collectively be referred to as the “Term.”

(b)      Temination. Either Party may terminate this Services Order at the end of the Initial Term, or at the end of any Renewal Term, by delivering written notice to the other Party of its intent to terminate no less than ninety (90) days prior to the end of the Initial Term, the applicable Renewal Term or in the event that TLXT would like to terminate the Services supplied by CAI for circumstances unrelated to those identified in subsections (6a) or (6b), TLXT must provide to CAI a minimum of 90 days written notice of its intention to terminate this Agreement;

(c)      Effects of Termination. Upon the expiration or termination of this Services Order for any reason: (i) Customer shall immediately cease using the Services, and shall not thereafter use the Services or provide the Services to any other person or entity; (ii) Customer is solely responsible for procuring any new or replacement services upon termination; (iii) Upon termination the Agreement as per subsection, TLXT must make payment for outstanding invoices or charges due from the supply of Services by CAI up to the date of termination; (iv) Customer shall return all equipment, hardware, software, or other items provided by CAI under this Services Order; and (v) each Party shall return or destroy (at the disclosing Party’s option) any and all Confidential Information provided to it by the other Party.

7.      DISCLAIMER OF WARRANTIES

IN ADDITION TO ANY DISCLAIMERS OF WARRANTY SET FORTH IN THE MSA, THE SERVICES AND/OR MATERIALS PROVIDED BY CAI PURSUANT TO THIS SERVICES ORDER ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS, AND CAI MAKES NO WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED, TO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NON-INFRINGEMENT.

8.      NOTICES

All notices to Customer shall be sent to the address set forth in the MSA. All notices to CAI shall be sent to the address set forth in the MSA

9.      INTEGRATION

Subject to the terms of the MSA, whichh are not inconsistent with the terms herein, the Parties acknowledge and agree that this Services Order constitutes the entire understanding and agreement between CAI and Customer with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement, or communication relating thereto.

10.      INCORPORATION BY REFERENCE

Exhibit A, Exhibit B, and Exhibit C are respectively by each and every reference thereto incorporated herein as though fully set forth herein.

11.     SURVIVAL OF TERMS

In addition to Section 7(d) of the MSA, Sections 1, 2, 4, 7 and 8 of this Services Order shall survive the termination or expiration of this Services Order.

IN WITNESS WHEREOF, the Parties have caused this Services Order to be duly executed and delivered as of the Effective Date.

CONSULTANTS ARS INFORMATICA S.A.R.F.

By: /s/ Stacey Belding for William Waites

Name: Stacey Belding for William Waites

Title: Lawful Attorney for the said William Waites, President

Date: October 12, 2006

TELEMETRIX, INC.

By: /s/ Larry becker

Name: Larry Becker

Title: Authorized Representative

Date: October 12, 2006

EXHIBIT A TO POSTPAID BILLING AND PROVISIONING SERVICES ORDER

SERVICES DESCRIPTION

CAI has created a system for switching and billing telephone calls and managing associated hardware, software and configuration. In particular, CAI will provision a system to process GSM records from Nokia hardware and to facilitate the provisioning of clients in a Nokia HLR.

It is estimated that it will take two months to implement a system with the basic core functionality required by TLXT. It is understood that this is an estimate and there are various third parties, contracted both by TLXT and by CAI who will be involved in such an undertaking, and it is entirely possible that the timeline may change through no fault of TLXT or CAI. CAI however will make every effort to supply TLXT with a useable billing and provisioning system within this time frame.

Specifically, CAI agrees to provide the following Services to TLXT:

a)    Processing of Call Detail Records for users (clients) of TLXT’s cellular network, categorizing these records into the appropriate wholesale client or institution according to the IMSI or MSISDN of the device that made the call, rating the calls and presenting this information to the end user via a user interface. In order for this to be possible, TLXT will, to the best of its ability, supply CAI with complete and useable documentation with respect to the format of the Call Detail Records and the desired billing and rating structure, as well as example records for use as test cases. TLXT will be required as well to provide an appropriate level of system access to obtain these records so that they may be processed.

b)    Creation of a customer billing interface or web portal so that TLXT’s wholesale users and clients may obtain their usage and billing data and pay for their telephone service.

     Furthermore, the CAI shall:

     i.    Contract with a third-party payment processor able to support standard credit-card and payment fraud detection mechanisms and procedures.

     ii.    Contract with one or more third-party collection agencies in order to recover any monies owing on any delinquent client accounts that TLXT may have.

     iii.    CAI shall supply TLXT with monthly statements of account detailing income and expenses resulting from this agreement.

c)    Provide an interface for users, clients and TLXT to add, remove and modify user profiles within the Nokia HLR. This would include assigning MSISDNs to IMSIs, defining customer details in appropriate fields and initiating messages from the SMSC to mobile devices for over the air activation, profile updates and deactivation.

d)   In addition to the fraud detection mechanisms made available by the credit card processor, CAI shall undertake to build in thresholds and alerts in order to detect certain types of unusual usage patterns on TLXT’s cellular network. It is understood however that such mechanisms are imperfect and also rely on historical trend analysis. Since there is as yet no historical data with which to work, such mechanisms as shall be conceived of and implemented by the CAI shall be deployed and improved with time.

EXHIBIT B TO POSTPAID BILLING AND PROVISIONING SERVICES ORDER FEES

All amounts herein are represented in U.S. Dollars and shall be paid in U.S. Dollars.

1.      NON-RECURRING FEES

Customer shall pay to CAI Non-Recurring Fees of __________. Such Non-Recurring

Fees include the following:

     (a)   ; Postpaid Billing and Provisioning for Nokia network elements.

     (b)    Training. The Non-Recurring Fees include one day (up to eight (8) hours) of training for the Services.

2.      MONTHLY FEES

     (a)    The monthly fee shall be calculated to be the greater of ______________ or ____% of gross revenues from TLXT’s clients. Once TLXT has 10,000 individual users, (GPRS, SMS and/or Voice) the monthly fee becomes the greater of ______________ or ___% of revenues.

     (b)    Support. The Monthly Fees set forth in Section 2(b) above include a maximum of forty (40) man-hours of support per month for the Services, as described in Exhibit C.

3.      TRAVEL

During the Initial Term of this Services Order, Customer shall reimburse CAI for its reasonable travel, meals, and lodging expenses incurred in the provision of the Services provided herein. Any and all travel must be approved by TLXT in advance.

4.      ADDITIONAL FEES

Customer shall pay to CAI the following additional fees when applicable. (a) Additional Professional Services Fees. For professional services provided to Customer by CAI beyond those included in Section 1(a) above, Customer shall pay to CAI Additional Professional Services Fees of _______ per person per hour.

     (b)    Additional Training Fees. If CAI provides additional training to Customer beyond the eight (8) hours included in Section 1(b) above, Customer shall pay to CAI Additional Training Fees of __________ per day of training. In addition, Customer shall pay CAI’s travel costs as set forth in Section 3 above, regardless of whether such additional training occurs during the Initial Term or during a Renewal Term.

     (c)    Additional Support Fees. In the event CAI provides more than sixty (60) man-hours of support for the Services (as described in Section 2(b) above), Customer shall pay to CAI Additional Support Fees of $200.00 per person per hour for each hour of additional support provided.

EXHIBIT C TO POSTPAID BILLING AND PROVISIONING SERVICES ORDER

SUPPORT

1.     SUPPORT

All services and support are provided from remote CAI locations. If on-site training and/or support is required, Customer is responsible for travel costs, meals and lodging as well as payment of hourly rates, if applicable. Support will be provided on a 365x24x7 basis.

2.     ASSUMPTIONS

All training and support provided for the services included in this Services Order are based on the following assumptions:

     (a)    Customer will provide a written confirmation of network readiness prior to requesting CAI engagement for the Services.

     (b)    Prior to the commencement of the Services, Customer will open up LAN/WAN firewall rules to allow CAI connectivity/connections to the relevant voice network elements for direct mediation.

     (c)    Customer shall provide vendor documentation of call detail record file formats for all relevant network elements outlined in this Services Order.

     (d)    Customer shall provide documented test calls using the CAI Test Call Form provided to Customer by CAI (during commencement of the Services) for all network elements.

     (e)    Prior to commencement of the Services, Customer shall provide a single point of contact for Postpaid billing and provisioning.

     (f)    Customer shall provide at least sixty (60) days advance written notice of any new network element. This notice includes vendor documentation of the exact software release of the new network element. Connectivity to the new network element is required at least thirty (30) days prior to the commencement of the Services.